Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Quintum Technologies, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Quintum Technologies, Inc. and subsidiary as of June 30, 2007 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficiency and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quintum Technologies, Inc. and subsidiary at June 30, 2007 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ WISS & COMPANY, LLP

Livingston, New Jersey

December 5, 2007

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

JUNE 30, 2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$851,965
Certificate of deposit	165,060
Accounts receivable, less allowance for doubtful accounts of $206,274	1,434,547
Inventories, net of inventory reserve of $196,149	2,237,400
Prepaid expense and other current assets	83,241

Total Current Assets	4,772,213

PROPERTY AND EQUIPMENT	257,958

OTHER ASSETS:
Deposits and other assets	395,651
Goodwill	374,186

769,837

$5,800,008

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Line-of-credit	$1,550,000
Accounts payable	1,985,135
Accrued expenses	511,970
Accrued software warranty costs	627,000
Accrued professional fees	964,829
Deferred revenue	61,130
Shareholder loan	362,160

Total Current Liabilities	6,062,224

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY:
Preferred stock	185,462
Common stock	44,971
Additional paid-in capital	26,993,177
Accumulated deficit	(27,488,476)
Accumulated other comprehensive income:
Cumulative foreign currency translation adjustment	2,650

Total Stockholders’ Deficiency	(262,216)

$5,800,008

See auditors’ report and accompanying notes to financial statements.

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

YEAR ENDED JUNE 30, 2007

SALES	$17,891,405
COST OF SALES	8,171,467

GROSS PROFIT	9,719,938

OPERATING EXPENSES:
Selling	5,344,841
Research and development	4,355,975
General and administrative	3,534,176

13,234,992

LOSS FROM OPERATIONS	(3,515,054)

OTHER INCOME (EXPENSES):
Interest income	35,475
Interest and other costs	(99,244)
Other expenses	(15,221)

(78,990)

NET LOSS	(3,594,044)
OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	(975)

COMPREHENSIVE LOSS	$(3,595,019)

See auditors’ report and accompanying notes to financial statements.

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

	Total	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income
		Shares	Par Value	Shares	Par Value
BALANCES, JUNE 30, 2006 - AS PREVIOUSLY REPORTED	$3,421,761	18,546,240	$185,462	4,253,110	$42,531	$26,503,575	$(23,313,432)	$3,625
Restatement for correction of error relating to accrued warranty	(581,000)	—	—	—	—	—	(581,000)	—

BALANCES, JUNE 30, 2006 - AS ADJUSTED	2,840,761	18,546,240	185,462	4,253,110	42,531	26,503,575	(23,894,432)	3,625
YEAR ENDED JUNE 30, 2007:
Net loss	(3,594,044)	—	—	—	—	—	(3,594,044)	—
Issuance of common stock	201,323	—	—	183,021	1,830	199,493	—	—
Stock options exercised	33,548	—	—	58,713	610	32,938	—	—
Stock warrants issued with debt	165,408	—	—	—	—	165,408	—	—
Stock-based compensation	91,763	—	—	—	—	91,763	—	—
Other comprehensive loss	(975)	—	—	—	—	—	—	(975)

BALANCES, JUNE 30, 2007	$(262,216)	18,546,240	$185,462	4,494,844	$44,971	$26,993,177	$(27,488,476)	$2,650

See auditors’ report and accompanying notes to financial statements.

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED JUNE 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,594,044)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	269,671
Provisions for losses on accounts receivable	113,641
Stock based compensation	293,086
Changes in operating assets and liabilities:
Investments	468
Accounts receivable	613,832
Inventories	(285,054)
Prepaid expenses and other current assets	40,561
Deposits and other assets	(372,258)
Accounts payable	(184,257)
Accrued expenses	857,494

Net cash flows from operating activities	(2,246,860)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(20,383)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable to bank	1,550,000
Proceeds from issuance of common stock	33,548

Net cash flows from financing activities	1,583,548

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(975)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(684,670)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,536,635

CASH AND CASH EQUIVALENTS, END OF YEAR	$851,965

SUPPLEMENTAL CASH FLOW INFORMATION -
Interest paid	$71,896

See auditors’ report and accompanying notes to financial statements.

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(See auditors’ report)

Note 1 - Nature of the Business and Summary of Significant Accounting Policies:

Nature of the Business - Quintum Technologies, Inc. and Subsidiary (the “Company”) designs, manufactures and sells voice over internet protocol (VoIP) products worldwide through both direct sales and a network of domestic and international resellers and distributors.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Quintum Technologies Asia Limited (“Quintum-Asia”), which resells VoIP products and has locations in Hong Kong and China. Quintum - Asia has two wholly-owned subsidiaries - Quintum Technologies Limited (“Quintum-China”) and Quintum International Trading Company Limited (“Quintum Shanghai”). All significant intercompany balances and transactions have been eliminated in consolidation.

Estimates and Uncertainties - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

Foreign Currency Translation and Transactions - The financial statements of the foreign subsidiaries have been translated at current exchange rates for assets and liabilities, historical exchange rate for equity and at average rates for income and expense items. Translation adjustments are reported in other comprehensive income. Transaction adjustments are included in income.

The foreign subsidiaries transact business in three different types of currency. The majority of their transactions are settled in U.S. dollars. The remainder of transactions is settled in the foreign currency which has been translated at year end, resulting in a loss of $975.

Concentration of Credit Risk - The Company maintains its cash balances in financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $100,000 each. At various times throughout the year, such balances may exceed insurance limits.

Concentration of credit risk with respect to trade receivables is limited except for major customers, due to the Company’s large customer base. The Company periodically reviews its trade receivables and establishes allowances for uncollectible accounts and sales returns. Management feels the credit risk beyond the established allowance is limited.

Cash Equivalents - Cash equivalents include all highly liquid investments purchased with maturities of three months or less.

Major Suppliers - Two suppliers in 2007 accounted for approximately 35% of the Company’s purchases. The Company does not believe that the loss of any one of these suppliers would have a material adverse affect on its business. The Company has alternate suppliers that can be used in case the relationship with major suppliers is terminated.

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(See auditors’ report)

Revenue Recognition - The Company recognizes product revenue when all four of the following criteria are met:

1)	Evidence of an arrangement with a customer exists;

2)	the product has been shipped as required by the agreement and risk of loss has passed to the customer;

3)	the price is fixed or determinable; and

4)	collection of payment is reasonably assured.

The Company recognizes service revenue upon completion of the service ratably over the period of the contract (generally one year). The Company recognizes revenues on significant enhancement at the completion of performance.

Allowance for Sales Returns - The Company records an estimate for returns based upon an average of historical returns for a three year period and actual returns.

Major Customers - Three customers in 2007 accounted for approximately 33% of total sales. Three customers in 2007 accounted for approximately 31% of total accounts receivable. Foreign sales accounted for approximately 63% of total sales. Approximately 33% of the total sales of the Company took place in Asia.

Inventories - Inventories are stated at the lower of cost (first-in, first-out basis) or market and include material, and freight-in costs.

Property and Equipment - Property and equipment are recorded at cost. Depreciation and amortization are provided by the application of the straight-line method over the estimated useful lives as follows:

Estimated Useful Life
Computer equipment	3 years
Furniture and equipment	6-10 years
Leasehold improvements	Term of lease

Long-lived Assets - The carrying value of long-lived assets, including goodwill and other intangibles, is evaluated whenever events or changes in circumstances indicate that the carrying value of the asset may be impaired. An impairment loss is recognized when the estimated undiscounted future cash flows including disposition are less than the carrying value of the asset. An impairment is measured by the amount of which the carrying value exceeds fair value. No such losses occurred in fiscal 2007.

Warranty Costs - The Company provides a warranty for hardware products and software. Product warranty ranges from 1-2 years. The Company provides additional product warranties to customers with service contracts. The software warranty entitles the customer to bug fixes and minor enhancements but not software upgrades during the warranty period. The Company accrues warranty expense based on an estimate of future expenses to be incurred.

Advertising Costs - Advertising costs are expensed as incurred and totaled $916,427.

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(See auditors’ report)

Income Taxes - Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, principally operating loss carryforwards, allowance for doubtful accounts, accrued warranty and sales returns. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company has federal and state net operating loss carryforwards which can be used to offset future income. Net operating losses consist of the following:

	Net Operating Loss	Expiration
Federal	$26,000,000	June 30, 2026
New Jersey	21,000,000	June 30, 2012
Illinois	20,000,000	June 30, 2017

Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. Accordingly, a valuation allowance, in an amount equal to the net deferred tax asset at June 30, 2007 has been established to reflect these uncertainties. The deferred tax asset before valuation allowances is approximately $8,400,000 for federal purposes and $1,500,000 for state purposes.

Research and Development - Research and development costs are expensed as incurred.

Stock Based Compensation - Prior to fiscal 2007, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, compensation cost for stock options is measured at the excess, if any, of the fair value at the date of the grant over the amount an employee must pay to acquire the stock. Because the Company granted options at a price equal to the fair value of the stock at the date of grant, no compensation expense was recorded.

Effective July 1, 2006, the Company began recording compensation expense associated with stock options in accordance with SFAS No. 123(R). The Company has adopted the prospective transition method provided under SFAS No. 123(R) and, as a result, has not retroactively adjusted results from prior periods. Under this transition method, compensation expense associated with stock options recognized in the fiscal year 2007 includes expense related to all stock option awards granted subsequent to July 1, 2006 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R).

The Company’s net earnings for the year ending June 30, 2007 includes $92,000 of compensation expense related to stock option awards (“stock options”). The compensation expense related to the Company’s stock-based compensation plans is included in the statement of operations for the year ended June 30, 2007 in general and administrative, selling, and research and development expenses. The adoption of FAS No. 123(R) decreased net earnings for the year ended June 30, 2007 by approximately $92,000.

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(See auditors’ report)

Note 2 - Recent Accounting Pronouncements:

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for income taxes by establishing a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. Tax benefits are recognized if there is a fifty percent or greater likelihood that they will be realized upon ultimate settlement. FIN 48 must be applied to all existing tax positions upon initial adoption. The cumulative effect of applying FIN 48 at adoption, if any, is to be reported as an adjustment to opening retained earnings for the year of adoption. Adoption of FIN 48 for nonpublic companies is June 30, 2008.

Note 3 - Inventories:

Inventories as of June 30, 2007 consist of the following:

Raw materials	$1,913,306
Finished goods	520,243

2,433,549
Less: Inventory reserve	196,149

$2,237,400

Note 4 - Property and Equipment:

Property and equipment as of June 30, 2007 consist of the following:

Computer equipment	$1,534,532
Furniture and equipment	1,091,200
Leasehold improvements	248,956

2,874,688
Less: Accumulated depreciation and amortization	2,616,730

$257,958

Note 5 - Deposits and Other Assets:

Deposits and other assets as of June 30, 2007 consist of the following:

Software license	$129,100
Prepaid Royalties	190,800
Other	75,751

$395,651

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(See auditors’ report)

Software License - The Company entered into a contract to purchase a software license for $129,100 during the fiscal year. The Company also prepaid royalties in the amount of $190,800 associated with this license. The software is expected to be implemented in fiscal 2008.

Note 6 - Accrued Expenses:

Accrued expenses as of June 30, 2007 consist of the following:

Accrued vacation	$237,696
Accrued bonus	113,962
Accrued cooperative marketing expenses and other	160,312

$511,970

Note 7- Note Payable to Bank:

On December 15, 2005 the Company obtained a $3,000,000 line-of-credit facility with a financial institution. The balance outstanding at June 30, 2007 was $1,550,000. Borrowings under the line bear interest at prime rate plus .25% (8.25% at June 30, 2007), are collateralized by substantially all assets of the Company and require the Company to maintain a $2,000,000 business insurance policy. The line expires on January 15, 2008. The line-of-credit provides 60,000 warrants to the bank of Series C Preferred Stock exercisable at $2.50 a share, expiring December 31, 2010.

Note 8 - Shareholder Loan:

On April 30, 2007 the Company signed a promissory note in the amount of $500,000 with a shareholder. The promissory note accrues simple interest at 12% per annum and is due on April 30, 2008. This promissory note was issued with 200,000 warrants to purchase common stock (See Note 9)

Note 9 - Capital Stock:

Capital stock as of June 30, 2007 consists of the following:

Preferred Stock:
Series A - $.01 par value, authorized and issued 6,000,000 shares	$60,000
Series B - $.01 par value, authorized 5,000,000 shares, issued and outstanding 4,110,000 shares	41,100
Series C - $.01 par value, authorized 8,000,000 shares, issued and outstanding 6,574,699 shares	65,747
Series D - $.01 par value, authorized 3,000,000 shares, issued and outstanding 1,861,541 shares	18,615

$185,462

Common Stock:
$.01 par value, authorized 37,000,000 shares, issued and outstanding 4,494,844 shares	$44,971

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(See auditors’ report)

Each share of Preferred Stock and Common Stock is entitled to vote.

Subject to certain provisions, Series A, B, C and D Preferred Stockholders may convert their shares into shares of common stock. As of June 30, 2007 Series B and C Preferred Stockholders would convert at 1.4795 and 1.1352 for each common share, and Series A and D Preferred Stockholders would convert at 1.0 for each common share.

In addition, Series A, B, C and D will automatically convert into common stock upon a 2/3 vote of all Preferred Stockholders or upon an initial public offering.

In the event of liquidation, subject to certain provisions, Series A, B, C and D Preferred Stockholders will receive preference to any distribution of any of the assets. Each series of Preferred stock will receive $.50 per share plus any declared but unpaid dividends prior to common shareholders receiving consideration. The $.50 per share may be adjusted from time to time based upon certain provisions in the Preferred stock agreements. The remaining assets, if any, will be distributed ratably among Series A, B, C, and D Preferred Stock and the Common Stockholders in proportion to the amount of stock owned.

Dividends on Preferred Stock are paid at the sole discretion of the Board of Directors of the Company, but dividends will not be paid to Common Stockholders without first obtaining the approval of the majority of Preferred Stockholders. At June 30, 2007 the Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock.

Common Stock - The Company issued 183,021 shares of common stock on December 1, 2006 to the former stockholder of Quintum-China in accordance with the earn out provision in the purchase agreement. The total estimated fair value of the shares, as of December 1, 2006 was $201,323, which was recorded as compensation.

Stock Warrants - The Company issued an additional 200,000 warrants during the year as part of its Note payable with a shareholder (See Note 8). The promissory note gives the shareholder the right to purchase 200,000 warrants to purchase common stock at an initial exercise price of $0.95. The exercise price is $0.95 per share unless the Company consummates an offer and sale of greater than 100,000 shares of its common or preferred stock, (excluding exercises of stock options of other derivative securities) prior to April 30, 2008, in which case the initial exercise price per share shall be adjusted to equal to 75% of the issuance price per share. The total fair value using the Black Scholes model of these warrants is $165,408 which has been recorded as a discount to the Note payable. The unamortized value of the warrants at June 30, 2007 is $137,840.

Note 10 - Stock Options:

The 1998 and 2002 Stock Option Plans (the “1998 Plan”, “2002 Plan”) provide for the granting to employees of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting of non-qualified stock options to key employees and directors. The 1998 and 2002 Plans are currently administered by the Board of Directors, which determine the terms and conditions of the options granted, including the exercise price, number of shares subject to the option and the exercisability thereof. The options are generally exercisable in installments of 25% for the first twelve months and 12.5% for every six months afterwards with contract lives of generally ten years from the date of grant or exercisable 100% on the option date if in lieu of salary increase or for non-qualified

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(See auditors’ report)

options. A total of 6,700,000 and 3,100,000 shares have been reserved for issuance under the 2002 and 1998 Plans, respectively. At June 30, 2007 6,068,147 shares were subject to outstanding options and 3,731,853 additional shares were available for future grant under both the 1998 and 2002 Plans.

Compensation expense related to stock options granted is recognized ratably over the service vesting period for the entire option award. The total number of stock option awards expected to vest is adjusted by estimated forfeiture rates. The estimated fair value of each stock option award was determined on the date of grant using the Black-Scholes option valuation model with the following weighted-average assumptions for the option grants.

Assumptions:
Risk free rate	4.77% to 5.00%
Expected option life	4.0 years
Volatility	68.35%
Dividend yield	0.00%

The computation of the expected option life is based on a weighted-average calculation combining the average life of options that have already been exercised and post-vest cancellations with the estimated life of the remaining vested and unexercised options. The expected volatility is based on the peer industry. The risk-free interest rate is based on the U.S. Treasury yield curve over the expected term of the option. The Company has never paid cash dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future. Consequently, the Company uses an expected dividend yield of zero in the Black-Scholes option valuation model. The Company’s estimated forfeiture rate is based on its historical experience.

The Company’s determination of fair value is affected by the Company’s stock price as well as a number of assumptions that require judgment. The approximate weighted-average fair value per share was $1.25 for options granted since inception of the plan. The amount of shares exercised in fiscal 2007 was 58,713. As of June 30, 2007, total unrecognized compensation cost related to stock options was approximately $409,818 and the related weighted-average period over which it is expected to be recognized is approximately 3.3 years.

The following is a summary of stock option activity for the year ended June 30, 2007:

	Total Shares	Incentive Options		Non-Qualified Options
		Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at July 1, 2006	4,943,790	4,029,257	$0.55	914,533	$0.60
Granted in 2007	1,242,330	682,992	$1.08	559,338	$0.75
Canceled in 2007	(117,973)	(85,280)	$0.78	(32,693)	$0.67

Outstanding at June 30, 2007	6,068,147	4,626,969	$0.62	1,441,178	$0.66

Exercisable at June 30, 2007	5,090,730	3,649,552	$0.53	1,441,178	$0.66

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(See auditors’ report)

The following table summarizes information about stock options outstanding at June 30, 2007:

Range of Prices	Number Outstanding	Remaining Life Through Expiration (In Years)	Weighted Average Exercise Price
$0.02	120,000	1.4	$0.02
$0.05	751,838	1.8	$0.05
$0.15	31,200	2.8	$0.15
$0.40	221,500	2.8	$0.40
$0.60	2,429,476	5.2	$0.60
$0.70	662,737	7	$0.70
$0.80	735,363	7	$0.80
$1.00	534,282	8.9	$1.00
$1.10	581,751	9.2	$1.10

	6,068,147

Note 11 - Commitments and Contingencies:

Leases - The Company leases three premises under operating leases expiring in 2009, which include renewal options. The Company is obligated under the leases to pay common area maintenance charges, and real estate taxes. Future minimum rental payments, exclusive of real estate taxes and common area maintenance charges for all operating leases, which have initial or remaining lease terms in excess of one year at June 30, 2007, follow:

Year Ending June 30,
2008	$279,840
2009	7,470

$287,310

Rent expense including common area maintenance charges and utilities for all leases was $608,503.

Litigation - The Company was named as a defendant in a legal action in Germany in the ordinary course of business. This legal action is broken out into three matters: infringement claim, patent nullity action, and patent nullity appeal. The Company was named in this lawsuit originally because of a patent infringement on two of the plaintiff’s (Teles) patents. The court ruled in favor of the plaintiff in the infringement claim on November 11, 2005. On November 28, 2005, the Company appealed the court’s decision. In addition to the appeal, the Company filed a patent nullity action of these two patents on July 29, 2005. In addition, the Company could not contest the validity of the patents in the infringement case. On April 5, 2006, the court ruled in favor of the Company that the patents were invalid. Teles filed an appeal to the German Supreme court and hearings are not expected until sometime in 2009. Pursuant to German law, attorney fees and court costs are determined by the court based on the value of the

QUINTUM TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(See auditors’ report)

dispute. Under German law the losing party is responsible for all legal fees and court costs for both parties. If the German Supreme Court confirms the favorable decisions of the patent nullity action, there will be further cost to the Company and Teles must reimburse almost all of the Company’s legal fees and court costs. As of the date of this report the Company is responsible for all legal fees and court costs of 520,612 Euros (approximately US $767,924). This amount has been recorded and included in accrued professional fees.

The Company has been named as defendant in a legal action in the ordinary course of business in Greece. The legal action is due to the Company’s reseller selling a third-party software to a customer. The third-party software has never been certified by the Company, and was deemed incompatible to the Company’s product by the customer. The lawsuit against the Company is for 78,215 Euros (approximately US $100,000). The probability of the Company being liable in this legal action is uncertain.

The Company is a defendant in other legal proceedings arising in the ordinary course of its business activities. Although the ultimate disposition of these proceedings is not presently determinable, management does not expect the outcome to have a material adverse effect on the Company’s financial position.

Letter-of-Credit - The Company obtained a letter of credit in the amount of $170,000 to be used as collateral for outstanding invoices at a contract manufacturer. The relationship with this contract manufacturer was terminated subsequent to the balance sheet date. The Company paid the contract manufacturer approximately $135,000 in July 2007.

Note 12 - Subsequent Events:

Sale of the Company Stock - On December 4, 2007 the Company sold all of its common and preferred stock for a base purchase price of $41,000,000. The base purchase price consisted of $20,500,000 in cash, and $20,500,000 in the acquirer’s common stock. All outstanding stock options vested were cashed out at closing. In connection with the sale, the line-of-credit was paid in full.

Stock Warrants - The Company also issued 200,000 warrants in July 2007 to the bank and to another shareholder/board member. The 100,000 warrants issued to the bank was consideration for favorable financing terms and the 100,000 warrants issued to the shareholder are for services rendered relating to the sale of the Company. The exercise rules for these warrants are the same as the warrants issued to the Note payable shareholder (see note 10). The value of the stock warrants issued to the bank is $82,817.